United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                            May 24, 2005
                            ____________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 7.01.  Regulation FD Disclosure.

On May 24, 2005, the Company issued a press release announcing its inability to meet the May 31, 2005 deadline to hold an annual meeting of stockholders. A copy of the press release is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01  Other Events

As indicated in previous periodic filings with the SEC, the Company was not in compliance with Section 704 of the AMEX Company guide in that it has not held an annual meeting of stockholders since September 1, 2000. In connection with its continuing efforts to schedule an annual meeting of stockholders, the Company continues to work closely with its auditors and the SEC to fully respond to the remaining SEC comments with respect to the valuation of certain long-term inventory; however, the Company will be unable to comply with the May 31, 2005 deadline to hold an annual meeting of stockholders. The Company had previously submitted a timetable to AMEX to bring it into full compliance with AMEX continued listing standards by May 31, 2005. The Company has previously been advised that failure to meet this deadline of May 31, 2005 may cause the Company's common stock to be de-listed.


ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated May 24, 2005


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on May 26, 2005.


The Stephan Co.

By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer